UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2025

ALTO NEUROSCIENCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41944	83-4210124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 450, Mountain View, CA	94041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 200-0412

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ANRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 13, 2025 (the “Effective Date”), Alto Neuroscience, Inc. (the “Company”) entered into that certain First Amendment to Loan and Security Agreement (the “Amendment”) with K2 HealthVentures LLC as lender (the “Lender”) and administrative agent (in such capacity, the “Administrative Agent”) and Ankura Trust Company, LLC, as collateral agent (in such capacity, the “Collateral Trustee”). The Amendment amended the terms of that certain Loan and Security Agreement, dated as of December 16, 2022 (as amended prior to the effectiveness of the Amendment, the “Original Loan Agreement” and, as amended by the Amendment, the “Amended Loan Agreement”) by and among the Company, as borrower, the Lender, the Administrative Agent and the Collateral Trustee, to, among other things, extend the maturity date of the term loan facility thereunder from December 1, 2026 to January 1, 2029 (the “Maturity Date”) and increase the maximum available amount of term loans from $35.0 million to $75.0 million, $20.0 million of which was funded on the Effective Date.

The Amended Loan Agreement provides for term loan commitments of up to $75.0 million in three tranches: (1) a $20.0 million tranche funded on the Effective Date; (2) an up to $30.0 million tranche (the “Second Tranche Term Loan”) available at the Company’s request until December 15, 2025, subject to the Company’s achievement of certain milestones as more fully described in the Amended Loan Agreement; and (3) an up to $25.0 million tranche available at the Company’s request, subject to the Lender’s approval. The proceeds of the term loans may be used for working capital and general corporate purposes and, with respect to the term loans funded on the Effective Date, approximately $10 million were used to refinance all obligations outstanding under the Original Loan Agreement and pay fees and expenses incurred in connection with the Amendment.

The loans under the Amended Loan Agreement bear interest at (i) a variable per annum cash pay rate equal to the Prime Rate plus 1.45% (subject to a floor of 8.45% per annum) and (ii) a fixed per annum paid-in-kind rate equal to 1.0%. Interest is due and payable monthly in arrears. The outstanding principal amount of the term loans will amortize in full, commencing on January 1, 2027, which date can be extended to January 1, 2028, subject to the funding of at least $20.0 million of the Second Tranche Term Loan.

The Company has the option to prepay all, but not less than all, of the outstanding principal balance of the term loans under the Amended Loan Agreement. If the Company prepays all of the term loans prior to the Maturity Date, it will pay the Lender a prepayment penalty fee based on a percentage of the outstanding principal balance, ranging from 1.0% to 3.0% depending on the date of the prepayment, except that no prepayment penalty fee is required if the term loan is prepaid within six months prior to the Maturity Date or refinanced with the Lender. The Company is also obligated to pay the Lender certain upfront and end of term fees based on the committed amount of the term loan facility and the amount of terms loans borrowed.

The Company’s obligations under the Amended Loan Agreement are secured by a first priority security interest in substantially all of its assets (with an exclusion for intellectual property). The Amended Loan Agreement contains customary representations and warranties and affirmative and negative covenants for financings of this type, including covenants that limit or restrict the ability of the Company and its subsidiaries to, among other things: dispose of assets; make changes to their business, management ownership or business locations; merge or consolidate; incur additional indebtedness, encumbrances, or liens; pay dividends or other distributions or repurchase equity; make investments; and enter into certain transactions with affiliates, in each case subject to certain enumerated exceptions, and also includes customary events of default, including payment default, breach of covenants, material adverse effects, and insolvency. Pursuant to the Amended Loan Agreement, following an initial period with no financial covenants, beginning January 1, 2026, the Company must maintain a cash runway of at least five months, provided that this covenant will be waived during any period in which the Company’s market capitalization exceeds $700.0 million. During the continuance of event of default, the Lender may declare all outstanding obligations immediately due and payable and exercise all of its rights and remedies as set forth in the Amended Loan Agreement and under applicable law.

Loan Conversion Feature

Under the Amended Loan Agreement, the Lender may, at its option, elect to convert any portion of no more than $9.0 million of the then outstanding term loan amount (the “Conversion Amount”) ($4.0 million of which was reflected in the Original Loan Agreement and $5.0 million of which is reflected in the Amendment) into shares of the Company’s common stock (the “Conversion Shares”). The number of shares to be issued upon conversion is determined by dividing (a) the portion of the term loan amount converted, by (b) the Applicable Conversion Price. Applicable Conversion Price means (i) with respect to any conversion of up to $4.0 million of the Conversion Amount, $10.49, and (ii) with respect to any conversion of the remaining $5.0 million of the Conversion Amount, $4.8259, in each case subject to certain adjustments set forth in the Amended Loan Agreement.

Under the terms of the Amended Loan Agreement, no conversion is permitted to the extent that, upon such issuance, the number of shares of common stock then beneficially owned by the Lender or a designated affiliate, together with their affiliates and any other persons or entities whose beneficial ownership of common stock would be aggregated with such holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), would exceed 9.985% of the total number of shares of the Company’s common stock then issued and outstanding (the “Beneficial Ownership Cap”). The Lender has the right, upon 61 days’ prior written notice to the Company, to waive the Beneficial Ownership Cap. Notwithstanding any such waiver, under the terms of the Amended Loan Agreement, no conversion is permitted if the issuance of shares upon conversion, together with any shares previously issued upon a conversion and any shares previously issued upon exercise of a Warrant (as defined below), would result in (a) the issuance of more than 19.99% of the Company’s common stock outstanding as of the Effective Date or (b) the Lender or a designated affiliate, together with their affiliates and any other persons or entities whose beneficial ownership would be aggregated with such holder’s for purposes of Section 13(d) of the Exchange Act, beneficially owning in excess of 19.99% of the Company’s then-outstanding common stock, in each case if such issuance would require prior approval of the Company’s stockholders pursuant to New York Stock Exchange listing rules.

The above description of the Amendment and the Amended Loan Agreement does not purport to be complete and is qualified by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Warrants

In connection with the Original Loan Agreement, the Company issued to the Lender a warrant (the “Original Warrant”), which Original Warrant is exercisable for 35,773 shares of the Company’s common stock and expires on December 15, 2032. In connection with the Amendment, the Original Warrant was amended and restated (the “Amended and Restated Warrant”) to lower the exercise price to $3.7122 per share (the “Exercise Price”). Further, in connection with the Amendment, the Company issued an additional warrant (the “New Warrant”, together with the Amended and Restated Warrant the “Warrants”) to purchase a number of shares of the Company’s common stock calculated as follows: (a) (i) 0.025, multiplied by (ii) the aggregate principal amount of the term loans actually funded under the Amended Loan Agreement, divided by (b) the Exercise Price. The New Warrant expires on January 13, 2035. The exercise of the Warrants is subject to the same beneficial ownership and overall share issuance limitations set forth above under “Loan Conversion Feature.”

The descriptions of the Amended and Restated Warrant and the New Warrant do not purport to be complete and are qualified in their entirety by reference to the complete text of the Amended and Restated Warrant and the New Warrant filed as Exhibits 4.1 and 4.2, respectively, attached hereto.

Upon exercise or conversion, the shares of common stock underlying the Warrants and convertible portion of the term loans under the Amended Loan Agreement will be entitled to the registration rights set forth in the Company’s amended and restated investors’ rights agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above regarding the Amended Loan Agreement is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above regarding the Conversion Shares and the Warrants is incorporated by reference into this Item 3.02. The issuance of shares of the Company’s common stock underlying the Warrants and the Conversion Shares will be made in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Warrant to Purchase Stock, dated January 13, 2025, issued to K2 HealthVentures Equity Trust LLC.

4.2	Warrant to Purchase Stock, dated January 13, 2025, issued to K2 HealthVentures Equity Trust LLC.

10.1†	First Amendment to Loan and Security Agreement, by and among the Registrant, K2 HealthVentures LLC, as lender, K2 HealthVentures LLC, as administrative agent for the Lender, and Ankura Trust Company, LLC, as collateral trustee for the Lender, dated as of January 13, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Certain schedules and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTO NEUROSCIENCE, INC.

Dated: January 16, 2025	By:	/s/ Amit Etkin
Amit Etkin, M.D., Ph.D.
President and Chief Executive Officer